SECURITY AGREEMENT

        This SECURITY AGREEMENT is made and entered into this 23rd day of January, 2003, by and between BZINFIN SA, a BVI limited corporation (“Secured Party”), ENER1 GROUP, INC., (“Debtor”), and ENER1 BATTERY COMPANY (“Battery”) and is made with reference to the following facts:

A.     Secured Party and Debtor have heretofore entered into that certain Loan Agreement, dated as of January 21, 2003 (the “Loan Agreement”), pursuant to which Debtor has become indebted to Secured Party for the principal amount of 1'000'000.- $ Dollars (U.S.$ one million), with interest thereon at the rate of 30% per annum, all as more particularly set forth in the Loan Agreement.

B.     As security for the prompt and complete payment of all indebtedness evidenced by the Loan Agreement and for certain other obligations of Debtor set forth in Section 2 below, Debtor and Battery have agreed that, inasmuch as the parties hereto acknowledge that Debtor has provided substantial financial support to Battery and the parties contemplate that such support will continue into the future, it is therefore deemed to be in the best interests of Battery to grant Secured Party a security interest in the property hereinafter described, but that such security interest shall not exceed, however, an amount equal to the value of the principal sum hereunder, plus accrued interest thereon.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter contained, the parties hereto hereby agree as follows:

1.     Grant of Security Interest. Debtor hereby agrees to grant to Secured Party and each of Secured Party’s successors, a continuing security interest, subject to the terms hereof, in all of its right, title and interest in and to the following described property, together with any and all proceeds, increases, substitutions, replacements, repairs, additions and accessions thereof and thereto, all of the foregoing being hereinafter collectively referred to as the “Collateral.”

Generally and with respect to each particular item of Collateral, the security interest herein granted herein shall not begin to exist or attach until the completion of the restructuring of the loan arrangements between Ener1 S.r.l. and Meliorbanca Gallo & C. S.p.A. and the execution by all parties thereto and delivery of all documents necessary to implement such restructuring. Once such initial effectiveness and attachment occurs in accordance with the foregoing, further attachment of the security interest with respect to additional items of Collateral shall occur as soon as Debtor acquires rights in and to such item of Collateral,:

a)	All inventories and merchandise, now owned or hereafter acquired, including, but not limited to, inventories of raw materials, work in process, finished products, goods in transit, materials used or consumed in the manufacture or production thereof, all packing materials, supplies and containers relating to or used in connection with the foregoing, all goods in which Debtor has an interest in mass or an interest or right as a consignee and all goods which are returned to or repossessed by Debtor, wherever located, whether used or consumed in Debtor ‘s business, held for sale or lease, furnished under service contracts, or otherwise, and all bills of lading, warehouse receipts, documents of title or general intangibles relating to any of the foregoing ( the “Inventory”);

b)	All goods, equipment, machinery, plant equipment, tooling, molds, furniture, furnishings, fixtures (whether or not attached to real property, except to the extent that any such items that are attached to the real property of Battery are the subject of the current real estate mortgage and security interest previously given by Battery on its real property), trade fixtures, motor vehicles and rolling stock, materials and parts, now owned or hereafter acquired ( the “Equipment).

Nothing in this Security Agreement shall be deemed to constitute an assumption or acceptance by Secured Party of any obligation of Debtor under any of the Collateral or under any contract or agreement for the purchase, sale, lease or other disposition of the Collateral. Debtor hereby confirms that, notwithstanding the above grant of security interests in favor of Secured Party or any exercise by Secured Party of any rights or remedies hereunder, Debtor shall remain liable for any and all liabilities and obligations arising under or in respect of the Collateral and shall indemnify and hold Secured Party harmless from and against all such liabilities and obligations.

2.     Obligations to be Secured. Whether or not recovery upon any of the following secured obligations is now or hereafter becomes barred by any statute of limitations or is now or hereafter becomes otherwise unenforceable, the security interests herein granted shall secure the prompt and complete payment and performance of each indebtedness arising under the Loan Agreement, as well as any and all sums and expenses including, without limitation, attorneys’ fees, court costs and collection and receivers’ expenses, advanced or incurred by Secured Party in connection with the perfection and protection of the security interests herein granted, the preservation or disposition of the Collateral, or any part thereof, or the enforcement by Secured Party of any of the foregoing obligations whether upon default by Debtor or otherwise.

3.     Valid Agreement. This Agreement has been duly authorized and constitutes the legal, valid and binding obligation of Debtor enforceable against Debtor in accordance with its terms.

Except for the security interest granted to Secured Party, Debtor has, and will at all times during the term hereof above, good and marketable title to all and every part of the Collateral, free and clear of any mortgage, pledge, lien, security interest, lease or other title retention agreement, or any other adverse claim of any nature whatsoever, with the exception, however, of any security interest or other interest in the nature of a security interest, that may be currently held by Meliorbanca Gallo & C. S.p.A., to which Secured Party’s security interest herunder shall be subordinate, notwithstanding any other language hereuder. In addition to the foregoing and notwithstanding Section 4 below, Secured Party acknowledges that Debtor and Battery are currently seeking financing for Battery based on the Collateral and that full or partial release or subordination of existing security interests in the Collateral may be required to complete such financing. Therefore, Secured Party agrees that, in order to facilitate the completion of any such financing, Secured Party will cooperate with Debtor, Battery and the financing party, including full or partial release or subordination of its security interest in the Collateral as necessary to facilitate and complete any such financing, As a shareholder in the Debtor, Secured Party acknowledges its interest in the completion of any such financing. To the knowledge of Battery, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office in the current location of the Collateral.

4.     Release of Security Interest. Upon payment in full of all principal and interest due under the Promissory Note, Promissory Note, the Security Interest granted hereunder shall immediately terminate and Secured Party shall execute any and all documents reasonably requested by Debtor or its affiliates (a) to effect such release, (b) to facilitate the consummation of any financing or investment the completion of which may be required to make such payment(s) under the Promissory Note. Section 3 above shall take precedence over this Section 4.

5.     Procedures in the Event of Default. Should an Event of Default occur under the Loan Agreement (as defined therein), Secured Party shall be entitled to cause some or all of the Collateral to be sold or licensed to pay off the amounts then owing under the Loan Agreement, provided that any proceeds of such sale or sales (or revenue from licenses, as the case may be) in excess of the total amount owed by Debtor to Secured Party under the Loan Agreement (including all interest, penalties, costs and attorneys fees) shall be the property of Debtor.

7.     Financing Statements. Debtor shall execute, and Secured Party shall be thereafter entitled to file, UCC-1 Financing Statements with the Florida Secretary of State evidencing the Security Interests created by this Security Agreement.

8.     Governing Law; Arbitration; Other. The interpretation and enforcement of this Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia, without giving effect to the conflict of laws principles thereof. Disputes arising out of this Security Agreement or the performance thereof and/or any other agreement made herewith, including, without limitation, the Loan Agreement, the Promissory Note, or any subscription or investment agreements shall be resolved by arbitration in Geneva, Switzerland under and in accordance with the Rules of the Geneva Chamber of Commerce. However, Secured Party may, at its sole option, also be free to commence and pursue claims in any court of competent jurisdiction, including, without limitation, state or federal courts located in the State of Florida. The arbitration shall be conducted in English, and there shall be three arbitrators, one each selected by each of Secured Party and Debtor, and the third selected by the first two, all of whom must be a members of the Geneva Bar and who are and have been in professional practice not less than fifteen years. Capitalized terms used herein and not defined herein shall be deemed to have the meanings assigned to them in the Loan Agreement.

[THIS SPACE INTENTIONALLY BLANK. SIGNATURE PAGE TO FOLLOW.]

        IN WITNESS WHEREOF, this Agreement was executed as of the day and year first above written.

LENDER:
BZINFIN SA
By:
Name:_______________________________
Title:________________________________

BORROWER:

ENER1 GROUP, INC.
By:_________________________________
Name:_______________________________
Title:________________________________

ENER1 BATTERY COMPANY
By:_________________________________
Name:_______________________________
Title:________________________________

EXHIBIT “A”

COLLATERAL